Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2020, relating to the consolidated financial statements of SiteOne Landscape Supply, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 29, 2020.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

May 20, 2020